Harvest Natural Resources
Announces Stockholder Authorization of Sale
of Gabon Interests and Dissolution of the Company

HOUSTON, February 24, 2017 — Harvest Natural Resources, Inc. (NYSE:HNR) (Harvest or the Company) today announced that, at the Company’s special meeting held yesterday, the Company’s stockholders authorized the sale of all of the Company’s Gabon interests to BW Energy Gabon Pte. Ltd, a private Singapore company (BW Energy Gabon). More than 92 percent of the shares voting on the sale voted to approve the transaction.

On December 22, 2016, the Company announced that it and its wholly-owned subsidiary, HNR Energia B.V. (HNR Energia), had entered into a Sale and Purchase Agreement, under which BW Energy Gabon would acquire HNR Energia’s 100 percent interest in Harvest Dussafu B.V., which owns a 66.667 percent interest in the Dussafu production sharing contract covering a 210,000 acre area located in offshore Gabon. At the closing of the sale, BW Energy Gabon will pay Harvest $32 million, subject to certain adjustments. $2.5 million of the purchase price will be deposited in escrow for three months to satisfy certain post-closing claims under the Sale and Purchase Agreement.

The closing of the sale remains subject to certain conditions, including approval of the Government of Gabon. The closing conditions are described in the Sale and Purchase Agreement and the Company’s public filings with the Securities and Exchange Commission.

At the special meeting, the Company’s stockholders also authorized the Company’s dissolution. More than 92 percent of the shares voting on the dissolution proposal voted in favor of the proposal. Under the dissolution, liquidation and winding up process, which remains subject to the control of the Company’s board and management, the proceeds from the Gabon transaction would be combined with other Harvest assets to be distributed to Harvest’s stockholders, subject to the payment of certain costs and expenses. The Company currently expects to commence dissolution proceedings as soon as practicable after the closing of the sale of its Gabon interests.

About Harvest Natural Resources

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with exploration and exploitation assets in Gabon.  For more information visit Harvest’s website at www.harvestnr.com.

CONTACT:
Stephen C. Haynes
Vice President, Chief Financial Officer
(281) 899-5716

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. These forward-looking statements include, without limitation, the use of NOLs to offset future taxable income and the use of the Rights Plan to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code. For Harvest, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: the difficulty of determining all of the facts relative to Sections 382 and 383 of the Internal Revenue Code, unreported buying and selling activity by stockholders and unanticipated interpretations of the Internal Revenue Code and regulations, our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof, the possibility that the Rights Plan may not successfully deter stockholders from triggering an ownership change through the purchase of common stock of Harvest, risks associated with the enforceability of the Rights Plan under Delaware law or other applicable law, risks that the Rights Plan may have an adverse effect on the value of Harvest’s common stock, and other risks and uncertainties discussed in our filings with the SEC, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, available at the SEC’s website at www.sec.gov. By issuing forward-looking statements based on current expectations, opinions, views or beliefs, Harvest has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.